[LOGO]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               CERTIFICATE OF SECRETARY


THE UNDERSIGNED HEREBY CERTIFIES TO MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. that the undersigned is the duly appointed and acting Secretary (or Assistant Secretary) of MEDICAL RESOURCES MANAGEMENT, INC. D/B/A MRM, INC., a corporation duly organized, validly existing and in good standing under the laws of the State of California; and that the following is a true, accurate and compared transcript of resolutions duly, validly and lawfully adopted on the _______ day of ____________________, 1997 by the Board of Directors of
said Corporation acting in accordance with the laws of the state of incorporation and the charter and by-laws of said Corporation:

"RESOLVED, that this Corporation is authorized and empowered, now and from time to time hereafter, to borrow and/or obtain credit from, and/or enter into other financial arrangements with, MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. ("MLBFS"), and in connection therewith to grant to MLBFS liens and security interests on any or all property belonging to this Corporation; all such transactions to be on such terms and conditions as may be mutually agreed from time to time between this Corporation and MLBFS; and

"FURTHER RESOLVED, that the President, any Vice President, Treasurer, Secretary or other officer of this Corporation, or any one or more of them, be and each of them hereby is authorized and empowered to: (a) execute and deliver to MLBFS on behalf of this Corporation any and all loan agreements, promissory notes, security agreements, pledge agreements, financing statements, mortgages, deeds of trust, leases and/or all other agreements, instruments and documents required by MLBFS in connection therewith, and any present or future extensions, amendments, supplements, modifications and restatements thereof; all in such form as any such officer shall approve, as conclusively evidenced by his or her signature thereon, and (b) do and perform all such acts and things deemed by any such officer to be necessary or advisable to carry out and perform the undertakings and agreements of this Corporation in connection therewith; and any and all prior acts of each of said officers in these premises are hereby ratified and confirmed in all respects; and

"FURTHER RESOLVED, that MLBFS is authorized to rely upon the foregoing resolutions until it receives written notice of any change or revocation from an authorized officer of this Corporation, which change or revocation shall not in any event affect the obligations of this Corporation with respect to any transaction conditionally agreed or committed to by MLBFS or having its inception prior to the receipt of such notice by MLBFS."

THE UNDERSIGNED FURTHER CERTIFIES that: (a) the foregoing resolutions have not been rescinded, modified or repealed in any manner, are not in conflict with any agreement of said Corporation and are in full force and effect as of the date of this Certificate, and (b) the following individuals are now the duly elected and acting officers of said Corporation and the signatures set forth below are the true signatures of said officers:

    President:
               ---------------------------------------
    Vice President:
                    ----------------------------------
    Treasurer:
               ---------------------------------------
    Secretary:
               ---------------------------------------

    -----------------:  ------------------------------
    Additional Title

IN WITNESS WHEREOF, the undersigned has executed this Certificate and has affixed the seal of said Corporation hereto, pursuant to due authorization, all as of this ________ day of _________________, 1997.


                                  ---------------------------------
(CORPORATE SEAL)                            Secretary
                   Printed Name:
                                  ---------------------------------